Exhibit 99.1

For Immediate Release

NEWS RELEASE

Contacts:

Gastar Exploration Inc.

J. Russell Porter, Chief Executive Officer

713-739-1800 / rporter@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard-Lascar Associates: 713-529-6600Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Announces the Retirement

of its Senior Vice President and Chief Operating Officer

HOUSTON, January 29, 2016 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar” or the “Company”) announced today the retirement of its Senior Vice President and Chief Operating Officer, Michael McCown, effective February 1, 2016.

Mr. McCown began his tenure with Gastar in December 2009 as a consultant and was hired as the Vice President – Northeast in July 2010.  On June 7, 2013, Mr. McCown was promoted to Senior Vice President and Chief Operating Officer.  During his time at Gastar, the Company established a significant presence in the Marcellus Shale and Utica/Point Pleasant play in West Virginia and commenced operations in the Mid-Continent, initially drilling Hunton Limestone wells in Central Oklahoma and subsequently expanding drilling operations into the STACK play.

“After a nearly 40-year career, it is time to spend more time at home and less time on the road.  I am proud of our accomplishments in the last six years – we’ve kept our employees safe, drilled some excellent wells in relatively new plays and strived to maximize shareholder value.  I wish nothing but the best for Gastar and its employees,” said Mr. McCown of his retirement.

J. Russell Porter, Gastar’s President and Chief Executive Officer, commented, “We sincerely appreciate Mike’s hard work and dedication to Gastar over the past six years and wish him well in his retirement.”

About Gastar

Gastar Exploration Inc. is an independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. In Oklahoma, Gastar is developing the primarily oil-bearing reservoirs of the Hunton Limestone horizontal play and is testing other prospective formations on the same acreage, including the Meramec Shale and the Woodford Shale, which is referred to as the STACK Play and emerging prospective plays in the shallow Oswego formation and in the Osage formation, a deeper bench of the Mississippi Lime located below the Meramec Shale. In West Virginia, Gastar has developed liquids-rich natural gas in the Marcellus Shale and has drilled and completed two successful dry gas Utica Shale/Point Pleasant wells on its acreage.  Gastar has engaged Tudor, Pickering, Holt & Co. to market certain of its Marcellus Shale and Utica Shale/Point Pleasant assets located in Marshall and Wetzel Counties, West Virginia.  For more information, visit Gastar's website at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices; risks regarding Gastar’s ability to meet financial covenants under its indenture or credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by Gastar’s banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Gastar’s ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  Gastar’s actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and its primary areas of operations are subject to natural steep decline rates. By issuing forward-looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements

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